UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 8, 2007

21st Century Insurance Group
(Exact Name of Registrant as Specified in Charter)

Delaware	0-6964	95-1935264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

6301 Owensmouth Avenue Woodland Hills, California (Address of Principal Executive Offices)		91367 (Zip Code)

Registrant’s telephone number, including area code	(818) 704-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2007, the Compensation Committee of the Board of Directors of 21st Century Insurance Group (the "Company") approved a modification of the award targets under the Company’s Short Term Incentive Plan and Chief Executive Officer Short Term Incentive Plan (as a percentage of base salary) that will be used by the Company to calculate cash bonuses for the 2007 fiscal year. The increase in the award targets will be made in lieu of equity awards pursuant to the Company's existing equity compensation plans. The current award targets will be adjusted upwards for named executive officers as follows:

Name and Position	Target Award Incentive That May be Granted for 2007
Bruce W. Marlow, President and Chief Executive Officer	300% of Base Salary
Michael J. Cassanego, Senior Vice President, General Counsel and Secretary	150% of Base Salary
Steven P. Erwin, Senior Vice President and Chief Financial Officer	150% of Base Salary
Michael T. Ray, Senior Vice President, Customer Processes	150% of Base Salary
Dean E. Stark, Senior Vice President, Claims	150% of Base Salary
Jesus C. Zaragoza, Vice President and Controller	150% of Base Salary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY INSURANCE GROUP

Date: March 13, 2007	By:	/s/ Michael J. Cassanego
Name: Michael J. Cassanego
Title: Senior Vice President and General Counsel